Exhibit 32

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, the Corporate Trustee of Mesabi Trust, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge, the Amendment to the Quarterly Report of Mesabi Trust on Form 10-Q for the quarter ended July 31, 2004 (the “Amended Quarterly Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Amended Quarterly Report fairly presents in all material respects the financial condition and results of operations of Mesabi Trust.

/s/ Rodney Gaughan	January 21, 2005
Rodney Gaughan*
Assistant Vice President
Deutsche Bank Trust Company Americas

* There are no principal executive officers or principal financial officers of the registrant.